Exhibit 5.1

March 24, 2017

Schneider National, Inc.

3101 Packerland Drive

Green Bay, WI 54313

RE: Registration Statement on Form S-1 of Schneider National, Inc.

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your Registration Statement on Form S-1 (File Number 333-215244) (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on December 22, 2016, as amended by Amendment No. 1 thereto on February 3, 2017 and Amendment No. 2 on March 6, 2017, and as proposed to be amended by Amendment No. 3 on March 24, 2017, and pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into by and among Schneider National, Inc. (the “Company”), Morgan Stanley & Co. LLC, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein, and the several shareholders listed in Schedule I to the Underwriting Agreement (the “Selling Shareholders”), in the form filed as Exhibit 1.1 to the Registration Statement, for the registration and offer of up to 33,289,000 shares of Class B Common Stock of the Company (the “Shares”), including up to (i) 21,184,000 Shares to be issued and sold by the Company (the “Primary Shares”), and (ii) 12,105,000 Shares outstanding to be sold by the Selling Shareholders (the “Secondary Shares” and together with the Primary Shares, the “Shares”).

In our capacity as counsel to the Company in connection herewith, we have examined:

(i) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(ii) the Company’s Amended and Restated Articles of Incorporation (the “Articles”);

(iii) the Company’s Amended and Restated Bylaws (the “Bylaws”);

(iv) the preliminary prospectus, dated March 24, 2017, prepared in connection with the Registration Statement (the “Prospectus”);

(v) the Underwriting Agreement;

Schneider National, Inc.

March 24, 2017

(vi) minutes of meetings, and actions by written consent, of the Company’s Board of Directors and the Company’s shareholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Registration Statement and (b) the authorization, issuance and sale of the Primary Shares pursuant to the Registration Statement; and

(vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and the delivery of any Primary Shares, the Registration Statement will have been declared effective by the Commission under the Securities Act, that the Primary Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded.

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Secondary Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and (ii) following (A) execution and delivery by the Company of the Underwriting Agreement, (B) effectiveness of the Registration Statement, (C) issuance of the Primary Shares pursuant to the terms of the Underwriting Agreement, and (D) receipt by the Company of the consideration for the Primary Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Primary Shares are duly authorized and will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

Schneider National, Inc.

March 24, 2017

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Godfrey & Kahn, S.C.
GODFREY & KAHN, S.C.